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WSi INTERACTIVE CORPORATION         Symbols: CDNX - WIZ   OTC - WIZZF


                                  NEWS RELEASE

APRIL 6, 2000

WSi TEAMS UP WITH IBM CANADA LTD. TO CREATE THE FIRST FULL SERVICE DOT COM INCUBATOR.

WSi Interactive is pleased to announce that it is working with IBM Canada Ltd. to create a dynamic Internet business incubation partnership in North America. The alliance with IBM will allow WSi to take on business projects of virtually unlimited scope and significantly enhance its ability to accelerate the early stage development of these businesses using cutting edge solutions.

WSi and IBM will work together to review selected business plans, provide for the injection of requisite capital funding, provide management and technology assistance, deploy the projects, as well as, assist with product and services sales and support. The goal is to allow Internet companies to concentrate on building their businesses, with the strong support of WSi and IBM.

IBM will submit business plans to WSi's incubation program and provide hardware, software and services to selected start up projects. WSi will be given access to IBM's Industry Solutions Lab, be registered in IBM's Service Provider Business Partner Program, and become an official IBM reseller.

"WSi's focus on start-up companies was a great fit for IBM," said Stephane Boisvert, business unit executive of IBM Canada's Net Generation organization. "Their 'one-stop shop' strategy for e-commerce and e-advertising for this market segment complements our own "one-stop" approach to providing Internet start-ups with a complete technology infrastructure, including hardware, software and services. Speed to market is critical in this segment, and so the more complete the solution, the better."

"It goes without saying, that we are immensely proud that the success of our hard work, creativity and diligence has been recognized by the leader in the information technology industry" states Theo Sanidas, CEO of WSi. "We are tremendously excited about the magnitude of this working relationship, as this alliance allows us to rapidly and effectively execute business plans."

ABOUT WSi

WSi Interactive Corporation is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

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WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, using our experience in helping Internet companies build traffic, develop brands, and capitalize on a variety of revenue streams.

In this regard, WSi is modeling itself on CMGI (Nasdaq:CMGI). Like CMGI, WSi started as a direct marketing agency in 1990 and has grown to become a specialist in e-advertising and e-commerce. WSi plans to establish itself as a recognized leader in the Internet economy, by creating a one-stop shop for e-commerce and e-advertising, plus financial information and entertainment.

ABOUT IBM

IBM is the world's largest information technology company with 80 years of leadership in helping businesses innovate. IBM's Net Generation Business provides hardware, software and services to emerging Web-based businesses, as well as to IBM's research and development labs, to enable those businesses to quickly put in place an effective, scalable infrastructure that gives them a competitive advantage. For more information about IBM, visit: www.ibm.com.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to:

info@ws-i.com / fax: 1-877-499-5806.

For fax requests, please complete the following:

NAME:             ______________________________________________

COMPANY:          ______________________________________________

E-MAIL:           ______________________________________________

PHONE#:           ______________________________________________

FAX#:             ______________________________________________

Send by:          E-mail or fax:   yes / no.      E-mail only:    yes / no

Toll free:        1-888-388-4636
Fax:              1-877-499-5806

Website:   www.ws-i.com

ON BEHALF OF THE COMPANY

/s/ Theo Sanidas
Theo Sanidas, President

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This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing, and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed or accepted any responsibility for the adequacy or accuracy of the contents of this release.


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